EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (commission file No. 333-93229), and on Form S-3 (commission file No. 333-96901) of our reports dated March 25, 2009, relating to our audits of the financial statements and financial statement schedule of Datalink Corporation for the year ended December 31, 2008 which appear in this December 31, 2008 Annual Report of Form 10-K.

/s/ McGLADREY & PULLEN, LLP

Minneapolis, Minnesota
March 25, 2009